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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-00175, 33-16187, 33-00176, 2-76657, 2-91931, 33-16188,
33-38361, 2-40012, 2-87193, 2-61721, 2-89418, 33-38360, 33-38361, 33-52760,
33-52758, 33-52756, 33-52762, 333-16113, 333-56119, 333-56752, 333-62759 and
333-68566 and Form S-3 No. 333-46329) of Keane, Inc. and in the related Prospectuses of our report dated February 11, 2002, except for Note O, as to which the date is March 15, 2002, with respect to the consolidated financial statements of Keane, Inc. included in this Annual Report (Form 10-K) for the year ended December 31,2001.


                                                         /s/ Ernst and Young LLP

Boston, Massachusetts
March 27, 2002